Exhibit 1.1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Namib Minerals

(Adopted by a Special Resolution passed on 4 June 2025 and effective on 5 June 2025)

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Namib Minerals

(Adopted by a Special Resolution passed on 4 June 2025 and effective on 5 June 2025)

1	The name of the Company is Namib Minerals

2	The Registered Office of the Company shall be at the offices of Appleby Global Services, 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares with a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Second Amended and Restated Memorandum of Association bear the respective meanings given to them in the Second Amended and Restated Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Namib Minerals

(Adopted by a Special Resolution passed on 4 June 2025 and effective on 5 June 2025)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Applicable Law”

means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these second amended and restated articles of association of the Company as amended, restated, supplemented and/or otherwise modified from time to time.

“Audit Committee”	means the audit committee of the Board established pursuant to the Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Board”	means the board of Directors of the Company, from time to time.

“clearing house”	a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	means the above named company.

“Compensation Committee”	means the compensation committee of the Board established pursuant to the Articles, or any successor committee.

“Communication Facilities”	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communication, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and be heard by each other.

“Designated Stock Exchange”	means any national securities exchange in the United States or automated quotation system on which the Company’s securities are listed for trading, including but not limited to the Nasdaq Stock Market.

“Directors”	means the directors for the time being of the Company, including Independent Directors.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Means”	means sending or otherwise making the communication available to the intended recipients in electronic format.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Independent Director”	means a Director who is an independent director as defined in the Designated Stock Exchange Rules as determined by the Board.

“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the Board established pursuant to the Articles, or any successor committee.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the second amended and restated memorandum of association of the Company as amended, restated, supplemented and/or otherwise modified from time to time.

“Ordinary Resolution”	means a resolution of a general meeting, at which a quorum is present, passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote thereon in person or by proxy, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”	means an ordinary share of a par value of US$0.0001 in the share capital of the Company, designated as an Ordinary Share and having the rights provided for in these Articles.

“Person”	shall mean any natural person, firm, company, joint venture, partnership, exempted limited partnership, corporation, exempted company, limited liability company, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires.

“Present”

shall mean, in respect of any Person, such Person’s presence at a general meeting of members, which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any member, a proxy which has been validly appointed by such member in accordance with these Articles), being:

(a)           physically present at the meeting; or

(b)           in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles connected by means of the use of such Communication Facilities.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“SEC”	means the United States Securities and Exchange Commission.

“Share”	means any share in the capital of the Company, including the Ordinary Shares and includes a fraction of a share in the Company.

“signed”	means a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force.

“Tax Filing Authorised Person”	means such person as any director shall designate from time to time, acting severally.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares and other Securities

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting), these Articles and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may, in their absolute discretion and without approval of the holders of Ordinary Shares, allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise, any or all of which may be greater than the powers and rights associated with the Ordinary Shares, to such persons, at such times and on such other terms as they think proper, which shall be conclusively evidenced by their approval of the terms thereof, and may also (subject to the Statute and these Articles) vary such rights.

3.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares: (a) either at a premium or at par; or (b) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

3.3	Without limitation to the two preceding Articles, the Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

3.4	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.5	The Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, on such terms and conditions as the directors may decide.

4	The Company shall not issue Shares in bearer form and shall only issue Shares as fully paid.Ordinary Shares

4.1	The holders of the Ordinary Shares shall be:

(a)	entitled to Dividends in accordance with the relevant provisions of these Articles;

(b)	entitled to and are subject to the provisions in relation to winding up of the Company provided for in these Articles;

(c)	entitled to attend general meetings of the Company and shall be entitled to one vote for each Ordinary Share registered in his or her name in the Register of Members, both in accordance with the relevant provisions of these Articles.

4.2	All Ordinary Shares shall rank pari passu with each other in all respects.

5	Register of Members

5.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute, provided that for so long as the securities of the Company are listed for trading on the Designated Stock Exchange, title to such securities may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange.

5.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

6	Annual Return

6.1	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Statute and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

7	Closing Register of Members or Fixing Record Date

7.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days.

7.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

7.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

8	Certificates for Shares

8.1	A Member shall only be entitled to a Share certificate if the Directors resolve that Share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued under seal or executed in such other manner as the Directors determine. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled. Every certificate shall bear legends required under the Applicable Law, including the U.S. Securities Act of 1933, as amended.

8.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

8.3	If a Share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

8.4	Every Share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any Share certificate lost or delayed in the course of delivery.

8.5	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

9	Transfer of Shares

9.1	Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options, warrants or units issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such right, option, warrant or unit.

9.2	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

10	Redemption, Repurchase and Surrender of Shares

10.1	Subject to the provisions, if any, in these Articles, the Memorandum, Applicable Law, including the Statute, and the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such Shares, determine; and

(b)	repurchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member, provided that the manner of repurchase is in accordance with any applicable requirements imposed from time to time by the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law;

10.2	For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in the Article above shall not require further approval of the Members.

10.3	The Company may make a payment in respect of the redemption or repurchase of its own Shares in any manner permitted by the Statute, including out of capital.

10.4	The Directors may accept the surrender for no consideration of any fully paid Share.

10.5	Upon the date of redemption or repurchase of a Share: (a) the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive: (i) the price for the Share; and (ii) any dividend declared in respect of the Share prior to the date of redemption or repurchase; (b) the Member’s name shall be removed from the register of Members with respect to the Share; and (c) the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

10.6	For the purpose of Article 10.5, the date of redemption or repurchase is the date when the Member’s name is removed from the register of Members with respect to the Shares the subject of the redemption or repurchase.

11	Treasury Shares

11.1	Subject to the relevant provisions of the Memorandum, Articles and the Statute being complied with, the Directors may, prior to the repurchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

11.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

11.3	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

11.4	The Company shall be entered in the register of Members as the holder of the Treasury Shares. However: (a) the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and (b) a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued Shares at any given time, whether for the purposes of these Articles or the Statute.

11.5	Treasury Shares may be disposed of by the Company in accordance with the Statute and otherwise on such terms and conditions as the Directors determine.

12	Variation of Rights of Shares

12.1	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds (2/3) of the issued Shares of that class, or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third (1/3) of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

12.2	For the purposes of a separate class meeting, the Directors may treat two (2) or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

12.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

13	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of that person subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

14	Non Recognition of Trusts

Except as required by Applicable Law, the Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

15	Lien on Shares

15.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or their estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

15.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold. To the maximum extent permitted by Applicable Law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

15.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or their nominee shall be registered as the holder of the Shares comprised in any such transfer, and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

15.4	On a sale pursuant to the preceding Articles: (a) the name of the Member concerned shall be removed from the register of Members as the holder of those Shares subject to a lien; and (b) that person shall deliver to the Company for cancellation the certificate (if any) for such Shares.

15.5	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

16	Call on Shares

16.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen (14) clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

16.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

16.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

16.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

16.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

16.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

16.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by that Member, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

16.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

17	Forfeiture of Shares

17.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

17.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

17.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

17.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by that person to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but that person’s liability shall cease if and when the Company shall have received payment in full of all monies due and payable by them in respect of those Shares.

17.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

17.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

18	Transmission of Shares

18.1	If a Member dies the survivor or survivors (where they were a joint holder) or their legal personal representatives (where they were a sole holder), shall be the only persons recognised by the Company as having any title to the deceased Member’s Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which the Member was a joint or sole holder.

18.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by that person to the Company, either to become the holder of such Share or to have some person nominated by them registered as the holder of such Share. If they elect to have another person registered as the holder of such Share they shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution, as the case may be. A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

18.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which they would be entitled if they were the holder of such Share. However, they shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered or to have some person nominated by them registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety (90) days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

19	Amendments of Memorandum and Articles of Association and Alteration of Capital

19.1	Subject to these Articles and to the fullest extent permitted by Statute, the Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into Shares of such classes and amount, as such Ordinary Resolution shall prescribe and amend its Memorandum for that purpose.

19.2	Subject to these Articles and to the fullest extent permitted by Statute, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares, provided that any fractions of a Share that result from such a consolidation or division of its share capital shall be automatically repurchased by the Company at (i) the market price on the date of such consolidation or division, in the case of any Shares listed on a Designated Stock Exchange or (ii) a price to be agreed between the Company and the applicable Member in the case of any Shares not listed on a Designated Stock Exchange;

(b)	sub-divide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived;

(c)	divide Shares into multiple classes; and

(d)	cancel any Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

19.3	All new Shares created hereunder shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

19.4	Subject to the provisions of the Statute, to any rights for the time being conferred on the Members holding a particular class of Shares and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital in any way or any capital redemption reserve fund.

20	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

21	General Meetings

21.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

21.2	The Company may, but shall not (unless required by the Designated Stock Exchange Rules, the SEC and/or any other competent authority or otherwise under Applicable Law), be obligated to, hold a general meeting as its annual general meeting each year, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall approve. At these meetings the report of the Directors (if any) shall be presented.

21.3	The Directors, the chief executive officer or the chairperson of the Board may call general meetings, and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

21.4	The Directors shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

21.5	A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than fifty per cent (50%) in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

21.6	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

21.7	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one (21) days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half (1/2) of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three (3) months after the expiration of the said twenty-one (21) day period.

21.8	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

21.9	The Directors may make Communication Facilities available for a specific general meeting or all general meetings of the Company so that members and other participants may attend and participate at such general meetings by means of such Communication Facilities.

21.10	The notice of any general meeting at which Communication Facilities will be utilised must disclose the Communication Facilities that will be utilised, including the procedures to be followed by any member or other participant of the general meeting who wishes to utilise such Communication Facilities for the purpose of attending, participating and voting at such meeting.

22	Notice of General Meetings

22.1	At least five (5) clear days’ notice shall be given of any general meeting. Every notice shall specify: (a) the place, the day and the hour of the meeting, (b) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting, (c) subject to paragraph (d) and the requirements of (to the extent applicable) the Designated Stock Exchange Rules, the general nature of the business to be conducted at the general meeting; and (d) if a resolution is proposed as a Special Resolution, the text of that resolution. In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

22.2	Whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote at the meeting; and

(b)	in the case of an extraordinary general meeting, by all of the Members having a right to attend and vote at the meeting.

22.3	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

23	Proceedings at General Meetings

23.1	No business shall be transacted at any general meeting unless a quorum is Present. Except as otherwise provided in these Articles, a quorum shall be the presence, in person or by proxy, of one or more Persons holding at least one-third (1/3) of the issued Shares which confer the right to attend and vote thereat.

23.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

23.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held. The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions.

23.4	If a quorum is not Present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be Present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not Present within half an hour from the time appointed for the meeting to commence, the Members Present shall be a quorum.

23.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairperson of a general meeting of the Company or, if the Directors do not make any such appointment, the chairperson, if any, of the Board shall preside as chairperson at such general meeting. If there is no such chairperson, or if the chairperson shall not be Present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors Present shall elect one of their number to be chairperson of the meeting.

23.6	If no Director is willing to act as chairperson or if no Director is Present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairperson of the meeting.

23.7	The chairperson of any general meeting shall be entitled to attend and participate at such general meeting by means of Communication Facilities, and to act as the chairperson, in which event, if the Communication Facilities are interrupted or fail for any reason to enable the chairperson to hear and be heard by all other Persons attending and participating at the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairperson of the meeting for the remainder of the meeting; provided that (i) if no other Director is Present at the meeting, or (ii) if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board.

23.8	The chairperson may, with the consent of a meeting at which a quorum is Present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

23.9	When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

23.10	If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

23.11	When a general meeting is postponed for thirty (30) days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

23.12	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairperson demands a poll, or any other Member or Members collectively Present and holding at least ten per cent (10%) in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

23.13	Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairperson that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

23.14	The demand for a poll may be withdrawn.

23.15	Except on a poll demanded on the election of a chairperson or on a question of adjournment, a poll shall be taken as the chairperson directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

23.16	A poll demanded on the election of a chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairperson of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

23.17	In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson shall be entitled to a second or casting vote.

24	Votes of Members

24.1	Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who is Present, shall have one vote and on a poll every Member Present in any such manner shall have one vote for every Share of which they are the holder.

24.2	In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

24.3	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by their committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

24.4	No person shall be entitled to vote at any general meeting unless they are registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by them in respect of Shares have been paid.

24.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairperson whose decision shall be final and conclusive.

24.6	On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

24.7	On a poll, a Member holding more than one Share need not cast the votes in respect of their Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing the proxy, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which they are appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which they are appointed.

25	Proxies

25.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of their attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

25.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

25.3	The chairperson may in any event at their discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairperson, shall be invalid.

25.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

25.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

26	Corporate Members

26.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as the corporation could exercise if it were an individual Member.

26.2	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing. The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used. The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

26.3	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

26.4	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

27	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

28	Directors

28.1	There shall be a Board consisting of not less than one person (exclusive of alternate Directors) provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. There is no age limit for Directors save that they must be at least eighteen years of age.

28.2	The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand elected for a term expiring at the Company’s first annual general meeting after the adoption of the Articles, the Class II Directors shall stand elected for a term expiring at the Company’s second annual general meeting after the adoption of the Articles and the Class III Directors shall stand elected for a term expiring at the Company’s third annual general meeting after the adoption of the Articles. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third (3rd) succeeding annual general meeting after their election. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until their successor shall have been elected and qualified.

28.3	The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, even if less than a quorum, shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board, subject to these Articles, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. A Director appointed to fill a vacancy in accordance with this Article shall be of the same Class of Director as the Director he or she replaced and the term of such appointment shall terminate in accordance with that Class of Director. Any Director so appointed shall hold office until the expiration of his or her term, until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

28.4	The Directors may, from time to time, and except as required by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Directors on various corporate governance related matters, as the Directors shall determine by resolution from time to time.

28.5	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as Applicable Law or the rules and regulations of the Designated Stock Exchange require, subject to applicable phase-in rules of the Designated Stock Exchange rules or regulations or the Designated Stock Exchange Rules, as determined by the Board.

29	Powers of Directors

29.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

29.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

29.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to their surviving spouse, civil partner or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

29.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party.

30	Appointment and Removal of Directors

30.1	The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

30.2	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

31	Vacation of Office of Director

Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise), the office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that they resign the office of Director; or

(b)	the Director is absent (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by them) from three (3) consecutive meetings of the Board without special leave of absence from the Directors, and the Directors pass a resolution that they have by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with their creditors generally; or

(d)	is prohibited by Applicable Law or the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law from being a director; or

(e)	the Director is found to be or becomes of unsound mind; or

(f)	all of the other Directors (being not less than two (2) in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

32	Proceedings of Directors

32.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two (2) or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall, if their appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if their appointor is not present, count twice towards the quorum.

32.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairperson shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of their appointor to a separate vote on behalf of their appointor in addition to their own vote.

32.3	A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairperson is located at the start of the meeting.

32.4	Unless required otherwise by the rules and regulations of the Designated Stock Exchange, a resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of their appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of their appointer and in their capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

32.5	A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two (2) days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

32.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

32.7	The Directors may elect a chairperson of the Board and determine the period for which they are to hold office; but if no such chairperson is elected, or if at any meeting the chairperson is not present within five (5) minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairperson of the meeting.

32.8	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

32.9	A Director but not an alternate Director may be represented at any meetings of the Board by a proxy appointed in writing by that Director. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

33	Presumption of Assent

A Director or alternate Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file their written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

34	Directors’ Interests

34.1	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

34.2	A Director or alternate Director may act on their own or by, through or on behalf of their firm in a professional capacity for the Company and they or their firm shall be entitled to remuneration for professional services as if they were not a Director or alternate Director.

34.3	A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by them as a director or officer of, or from their interest in, such other company.

34.4	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or their alternate Director in their absence) shall be entitled to vote on, and be counted in the quorum in relation to, any resolution of the Directors in respect of any contract or transaction in which they are interested, provided that the relevant Director (or alternate Director) has disclosed the nature and extent of his or her interest in any such contract or transaction to the Board prior to any vote thereon.

34.5	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which they have an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

35	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

36	Delegation of Directors’ Powers

36.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by that Director, provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if they cease to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.3	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committees consisting of such member or members of their body as they think fit (including, without limitation, the Audit Committee, and the Compensation Committee and the Nominating and Corporate Governance Committee); provided that any committee so formed shall include amongst its members at least two (2) Directors unless otherwise required by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. No committee shall have the power of authority to (a) recommend to the Members an amendment of these Articles (except that a committee may, to the extent authorised in the resolution or resolutions providing for the issuance of Shares adopted by the Directors as provided under the laws of the Cayman Islands, fix the designations and any of the preferences or rights of such Shares relating to Dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such Shares for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares); (b) adopt an agreement of merger or consolidation; (c) recommend to the Members the sale, lease or exchange of all or substantially all of the Company’s property and assets; (d) recommend to the Members a dissolution of the Company or a revocation of a dissolution; (e) recommend to the Members an amendment of the Memorandum; or (f) declare a Dividend or authorise the issuance of Shares unless the resolution establishing such committee (or the charter of such committee approved by the Directors) or the Memorandum or these Articles so provide. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. The Directors may also delegate to any Director holding any executive office such of their powers as they consider desirable to be exercised by him or her. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers, and may be revoked or altered.

36.4	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

36.5	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in them.

36.6	The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be made up of such number of “independent directors” as is required from time to time by the rules and regulations of the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.

36.7	The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any chief executive officer, president, chief operating officer, chief financial officer, vice presidents, secretary, assistance secretaries, treasurer or any other officers) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of their appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate their office at any time if they give notice in writing to the Company that they resign their office.

36.8	The Directors may elect, by the affirmative vote of a majority of the Directors then in office, a chairperson. The chairperson of the Board may be a director or an officer of the Company. Subject to the provisions of these Articles and the direction of the Directors, the chairperson of the Board shall perform all duties and have all powers which are commonly incident to the position of a chairperson of a board or which are delegated to him or her by the Directors, preside at all general meetings and meetings of the Directors at which he or she is present and have such powers and perform such duties as the Directors may from time to time prescribe.

37	Alternate Directors

37.1	Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by them.

37.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which their appointor is a member, to attend and vote at every such meeting at which the Director appointing them is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of their appointor as a Director in their absence.

37.3	An alternate Director shall cease to be an alternate Director if (a) their appointor ceases to be a Director, (b) the Director who appointed him revokes his appointment by notice delivered to the Board or to the registered office of the Company or in any other manner approved by the Board, or (c) in any event happens in relation to him which, if he were a Director of the Company, would cause his office as Director to be vacated.

37.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

37.5	Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for their own acts and defaults and shall not be deemed to be the agent of the Director appointing them.

38	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

39	Remuneration of Directors

39.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

39.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond that Director’s ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

40	Seal

40.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

40.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

40.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over their signature alone to any document of the Company required to be authenticated by them under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

41	Dividends, Distributions and Reserve

41.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

41.2	The Directors may, before recommending or declaring any Dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors be applicable for meeting contingencies, or for equalising Dividends or for any other purpose to which those funds be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than Shares) as the Directors may from time to time think fit. The Directors shall establish an account to be called the “Share Premium Account” and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share. Unless otherwise provided by the provisions of these Articles, the Directors may apply the share premium account in any manner permitted by the Statute and the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. The Company shall at all times comply with the provisions of these Articles, the Statute and the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law in relation to the share premium account.

41.3	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

41.4	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by the Member to the Company on account of calls or otherwise.

41.5	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of Shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

41.6	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

41.7	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

41.8	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two (2) or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

41.9	No Dividend or other distribution shall bear interest against the Company.

41.10	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six (6) years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

42	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

43	Untraceable Members

43.1	The Company shall be entitled to sell any Shares of a Member or the Shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if and provided that:

(a)	all cheques or warrants, not being less than three (3) in number, for any sums payable in cash to the holder of such Shares have remained uncashed for a period of twelve (12) years;

(b)	the Company has not during that time or before the expiry of the three (3)-month period referred to Article 41.1(d) received any indication of the whereabouts or existence of the Member or person entitled to such Shares by death, bankruptcy or operation of law;

(c)	during the twelve (12)-year period, at least three (3) Dividends in respect of the Shares in question have become payable and no Dividend during that period has been claimed by the Member; and

(d)	upon expiry of the twelve (12)-year period, the Company has caused an advertisement to be published in the newspapers or by electronic communication in the manner in which notices may be served by the Company by Electronic Means as provided in the Articles, given notice of its intention to sell such Shares, and a period of three (3) months has elapsed since such advertisement and the Designated Stock Exchange has been notified of such intention.

The net proceeds of any such sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds.

43.2	To give effect to any sale contemplated by Article 42.1, the Company may appoint any person to execute as transferor an instrument of transfer of the said Shares and such other documents as are necessary to effect the transfer, and such documents shall be as effective as if they had been executed by the registered holder of or person entitled by transmission to such Shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than Shares or other securities in or of the Company or its holding company if any) or as the Directors may from time to time think fit.

44	Books of Account

44.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five (5) years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

44.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

44.3	For as long as the Company is admitted to trading on a Designated Stock Exchange, the accounts relating to the Company’s affairs shall be audited subject to the requirements of Applicable Law and the rules and regulations of the Designated Stock Exchange. The accounting principles shall be determined by the Directors by reference to the requirements (if any) of the Designated Stock Exchange, Applicable Law, regulation or the requirements of any regulatory authority of competent jurisdiction. This Article shall not apply if the Company is no longer admitted to trading on a Designated Stock Exchange.

44.4	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

45	Audit

45.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

45.2	Without prejudice to the freedom of the Directors to establish any other committee, for so long as the Shares (or depositary receipts therefor) are admitted to trading on the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the Directors, the composition and responsibilities of which shall comply with the charter of the Audit Committee, the rules and regulations of the Designated Stock Exchange, the rules and regulations of the SEC and all other Applicable Law and regulations.

45.3	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

45.4	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

46	Notices

46.1	Except as otherwise provided in the Articles, any notice or document may be served by the Company on any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at their registered address as appearing in the Register of Members or, to the extent permitted by the rules and regulations of the Designated Stock Exchange and all Applicable Law and regulations, by Electronic Means by transmitting it to any electronic number or address supplied by the Member to the Company, or by placing it on the Company’s website provided that the Company has obtained either (a) the Member’s prior express positive confirmation in writing; or (b) the Member’s deemed consent in the manner specified in the rules and regulations of the Designated Stock Exchange to receive or otherwise have made available to such Member notices and documents to be given or issued to them by the Company by such Electronic Means, or (in the case of notice) by advertisement published in the manner prescribed in the rules and regulations of the SEC and the rules and regulations of the Designated Stock Exchange. In the case of joint holders of a Share, all notices shall be given to that holder for the time being whose name stands first in the Register of Members and notice so given shall be sufficient notice to all the joint holders.

46.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third (3rd) day (not including Saturdays or Sundays or legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City and the Cayman islands) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

46.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

46.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

47	Winding Up

47.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

47.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

48	Indemnity and Insurance

48.1	To the fullest extent permitted by Applicable Law, every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company, and their respective personal representatives (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

48.2	To the extent permitted by the Statute, the Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

48.3	To the extent permitted by the Statute, the Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company, their respective personal representatives, against any risks determined by the Directors, other than liability arising out of that person’s own dishonesty.

49	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

50	Registration by Way of Continuation

Subject to these Articles, the Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

51	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

52	Certain Tax Filings

52.1	Each Tax Filing Authorised Person and any such other person, acting alone, as any director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any director of the Company or any other Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of these Articles.

53	Business Opportunities

53.1	To the fullest extent permitted by Applicable Law, any Director who is not employed by the Company or its subsidiaries shall not have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any Director who is not employed by the Company or its subsidiaries, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, any Director who is not employed by the Company or its subsidiaries shall not have any duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

53.2	The Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and any Director who is not employed by the Company or its subsidiaries, about which any such Director acquires knowledge; provided that, the Company does not renounce any interest or expectancy it may have in any business opportunity that is expressly offered to any Director solely in his or her capacity as a Director or Officer, and not in any other capacity.

53.3	In addition to and notwithstanding the foregoing provisions of this Article, a corporate opportunity shall not be deemed to belong to the Company if it is a business opportunity the Company is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Company’s business or is of no practical advantage to it or that is one in which the Company has no interest or reasonable expectancy.

53.4	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

54	Exclusive Forum

54.1	Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, the Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, officer or other employee of the Company to the Company or the Members;

(c)	any action asserting a claim arising pursuant to any provision of the Statute, the Memorandum or the Articles; or

(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

54.2	Each Member shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of the Cayman Islands, and each person or entity purchasing or otherwise acquiring Shares or any other equity security of the Company shall be deemed to have notice of and consent to the provisions of this Article.

54.3	Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

54.4	This Article shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.